Exhibit (k)(13)

LIMITED WAIVER AND CONSENT TO

Loan and Security Agreement

THIS LIMTIED WAIVER AND CONSENT to Loan and Security Agreement, dated as of August 18, 2017 (this “Waiver”), is entered into by and among HARVEST CAPITAL CREDIT CORPORATION, a Delaware corporation (“Harvest”), HCAP EQUITY HOLDINGS, LLC, a Delaware limited liability company (“Attached Equity Holder” herein, and together with Harvest, each individually and collectively, jointly and severally, the “Borrower”), each of the undersigned Lenders, and PACIFIC WESTERN BANK (successor-by-merger to CapitalSource Bank), a California state-chartered bank and, as administrative, payment and collateral agent for itself, as a Lender, and for the other Lenders (together with its successors and assigns in such capacities, “Agent”).

RECITALS:

WHEREAS, pursuant to the terms and subject to the conditions of that certain Loan and Security Agreement, dated as of October 29, 2013 (as amended, restated, supplemented or otherwise modified from time to time, the “Loan Agreement”), by and among Borrower, Agent, and the Lenders party thereto from time to time, Borrower was provided a revolving line of credit (the “Loan”) in the maximum principal amount of Fifty-Five Million and No/100 Dollars ($55,000,000);

WHEREAS, Harvest currently has outstanding $27,500,000 in aggregate principal amount of 7.00% Notes due 2020 (the “Existing Notes”), which were issued as and constitute Unsecured Longer-Term Indebtedness;

WHEREAS, on or about August 25, 2017, Harvest intends (i) to issue additional unsecured notes as Unsecured Longer-Term Indebtedness in an aggregate principal amount of up to $28,750,000 (the “New Notes”) and (ii) to use the proceeds of the New Notes to redeem, refinance, and repurchase the Existing Notes on or about 30 calendar days from the issuance of the New Notes;

WHEREAS, upon the issuance of the New Notes and prior to the redemption of the Existing Notes, the combined aggregate principal amount outstanding of the New Notes and the Existing Notes will exceed fifty percent (50%) of the Maximum Loan Amount, and as a result, absent the consent of and waiver from the Agent and the Lenders, the New Notes would not qualify as Unsecured Longer-Term Indebtedness;

WHEREAS, Borrower has requested, and Agent and Requisite Lenders hereby agree to, (x) consent to the issuance of the New Notes, and (y) to waive the requirement in section (d) of the definition of Unsecured Longer-Term Indebtedness that would otherwise limit the aggregate principal amount of the Existing Notes and the New Notes on a combined basis to no more than fifty percent (50%) of the Maximum Loan Amount, in each case on the terms and conditions set forth in this Waiver.

NOW, THEREFORE, in consideration of the premises herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties, intending to be legally bound, agree as follows:

AGREEMENT:

  ARTICLE I.

Definitions

Capitalized terms used in this Waiver and not otherwise defined in this Waiver shall have the meaning assigned to such term in the Loan Agreement.

[Harvest] Limited Waiver and Consent (Unsecured Notes)

ARTICLE II.

Conditions Precedent

The effectiveness of this Waiver is subject to the satisfaction of the following conditions precedent in a manner satisfactory to Agent and Requisite Lenders (as applicable), unless specifically waived in writing by Agent and Requisite Lenders (as applicable):

1.     Agent shall have received each of the following, each in form and substance satisfactory to Agent and Requisite Lenders (as applicable), in its sole discretion, and, where applicable, each duly executed by each party thereto:

(a)     This Waiver, duly executed by Borrower, Agent, and each Required Lender; and

(b)     All other documents Agent may request with respect to the issuance of the New Notes and any matter relevant to this Waiver or the transactions contemplated hereby.

2.     The representations and warranties contained herein and in the Loan Agreement and the other Loan Documents, as each is amended hereby, shall be true and correct as of the date hereof, as if made on the date hereof, except for such representations and warranties as are by their express terms limited to a specific date.

3.     No Default or Event of Default shall have occurred and be continuing, unless such Default or Event of Default has been otherwise specifically waived in writing by Agent and Requisite Lenders (as applicable).

4.     All corporate proceedings taken in connection with the transactions contemplated by this Waiver and all documents, instruments and other legal matters incident thereto shall be satisfactory to Agent.

ARTICLE III.

Consent and Waiver

3.1     Limited Consent and Waiver. Subject to the satisfaction of the conditions precedent set forth in Article II above, and notwithstanding applicable terms and provisions of the Loan Agreement to the contrary (including without limitation Section (d) of the definition of Unsecured Longer-Term Indebtedness thereof), Agent and the Requisite Lenders hereby consent to the issuance of the New Notes, and solely with respect to the issuance of the New Notes, Agent and the Requisite Lenders hereby waive, effective as of the date hereof compliance by Borrower with any provisions of the Loan Agreement and the other Loan Documents on or before the date hereof that would otherwise prohibit the issuance of the New Notes (including without limitation Section (d) of the definition of Unsecured Longer-Term Indebtedness of the Loan Agreement); provided, that (i) Borrower shall provide appropriate notice to the holders of the Existing Notes (together with a copy to Agent) of its intention to redeem, refinance, and repurchase the Existing Notes as soon as is commercially reasonable and in any event no later than the second business day after the date of issuance of the New Notes, (ii) the Existing Notes shall be redeemed, refinanced, and repurchased in full within thirty-five (35) calendar days after the date that Borrower has provided the notice described in clause (i) and (iii) the New Notes, except as otherwise specifically set forth herein, shall satisfy the requirements for a Permitted ULTI Refinancing in all respects. Agent’s and the Requisite Lenders’ consent to the issuance of the New Notes is given solely to the extent that the information disclosed in writing to Agent by Borrower regarding the nature and scope of the issuance of the New Notes accurately reflects the issuance of the New Notes. If Agent determines in its reasonable, good faith judgment that the nature or extent of the issuance of the New Notes is materially different from the nature or extent as disclosed to Agent in writing prior to the date hereof (including that the aggregate principal amount of the New Notes exceeds $28,750,000), then, upon written notice by Agent to the Borrower, the waiver and consent set forth in this Section 3.1 shall terminate and be rescinded automatically without further action by Agent or any Lender, and Agent and the Lenders shall have the right to exercise any and all of their rights and remedies in accordance with the terms of the Loan Agreement with respect to any Default or Event of Default related thereto immediately and without any further passage of time.

[Harvest] Limited Waiver and Consent (Unsecured Notes)

3.2     No Other Consent or Waiver.

 (a)     The waiver and consent set forth in Section 3.1 of this Waiver is limited to those items specifically referenced therein. Except as specifically set forth in Section 3.1 of this Waiver, nothing contained in this Waiver or any other communication between Agent, any Lender, and Borrower shall be a (A) consent to any transaction other than the issuance of the New Notes, or (B) waiver of any past, present or future violation, Default or Event of Default of Borrower under the Loan Agreement or any Loan Document. Agent and each Required Lender hereby expressly reserves any rights, privileges and remedies under the Loan Agreement and each Loan Document that Agent and Lenders may have with respect to any violation, Default or Event of Default, and any failure by Agent or any Lender to exercise any right, privilege or remedy as a result of any such violation, Default or Event of Default shall not directly or indirectly in any way whatsoever either (x) impair, prejudice or otherwise adversely affect the rights of Agent or any Lender, except as and to the extent set forth herein, at any time to exercise any right, privilege or remedy in connection with the Loan Agreement or any Loan Document, (y) amend or alter any provision of the Loan Agreement or any Loan Document or any other contract or instrument, or (z) constitute any course of dealing or other basis for altering any obligation of Borrower or any rights, privilege or remedy of to Agent and Lenders under the Loan Agreement or any Loan Document or any other contract or instrument. Nothing in this Waiver shall be construed to be a consent by Agent or any Lender to any prior, existing or future violations of the Loan Agreement or any Loan Document.

 (b)     Borrower is hereby notified that irrespective of (i) any waivers or consents previously granted by Agent and Lenders regarding the Loan Agreement and the Loan Documents, (ii) any previous failures or delays of Agent and Lenders in exercising any right, power or privilege under the Loan Agreement or the Loan Documents, or (iii) any previous failures or delays of Agent and Lenders in the monitoring or in the requiring of compliance by Borrower with its duties, obligations, and agreements in the Loan Agreement and the Loan Documents, Borrower will be expected to comply strictly with their duties, obligations and agreements under the Loan Agreement and the Loan Documents.

Article Iv

Ratifications, Representations and Warranties

4.1     Ratifications. The terms and provisions set forth in this Waiver shall modify and supersede all inconsistent terms and provisions set forth in the Loan Agreement and the other Loan Documents, and, except as expressly modified and superseded by this Waiver, the terms and provisions of the Loan Agreement and the other Loan Documents are ratified and confirmed and shall continue in full force and effect. Borrower, Agent, and the Requisite Lenders agree that the Loan Agreement and the other Loan Documents shall continue to be legal, valid, binding and enforceable in accordance with their respective terms. Borrower agrees that this Waiver is not intended to and shall not cause a novation with respect to any or all of the obligations under the Loan Agreement.

[Harvest] Limited Waiver and Consent (Unsecured Notes)

4.2     Representations and Warranties. Borrower hereby represents and warrants to Agent and the Requisite Lenders that (a) the execution, delivery and performance of this Waiver and any and all other Loan Documents executed and/or delivered in connection herewith have been authorized by all requisite action (as applicable) on the part of Borrower and will not violate the articles (or certificate) of incorporation or bylaws of Borrower; (b) [intentionally omitted]; (c) the representations and warranties contained in the Loan Agreement, as amended hereby, and any other Loan Document are true and correct on and as of the date hereof and on and as of the date of execution hereof as though made on and as of each such date; (d) no Default or Event of Default under the Loan Agreement, as amended hereby, has occurred and is continuing, unless such Default or Event of Default has been specifically waived in writing by Agent and the Requisite Lenders (as applicable); (e) Borrower is in full compliance with all covenants and agreements contained in the Loan Agreement and the other Loan Documents, as amended hereby; and (f) except as disclosed to Agent, Borrower has not amended its articles (or certificate) of incorporation or bylaws or similar organizational documents since the date of the Loan Agreement.

Article v

Miscellaneous Provisions

5.1     Survival of Representations and Warranties. All representations and warranties made in the Loan Agreement or any other Loan Document, including, without limitation, any document furnished in connection with this Waiver, shall survive the execution and delivery of this Waiver and the other Loan Documents, and no investigation by Agent or any closing shall affect the representations and warranties or the right of Agent and the Requisite Lenders to rely upon them.

5.2     Reference to Loan Agreement. Each of the Loan Agreement and the other Loan Documents, and any and all other Loan Documents, documents or instruments now or hereafter executed and delivered pursuant to the terms hereof or pursuant to the terms of the Loan Agreement, as amended hereby, are hereby amended so that any reference in the Loan Agreement and such other Loan Documents to the Loan Agreement shall mean a reference to the Loan Agreement, as amended hereby.

5.3     Expenses of Agent and Lenders. As provided in Section 12.7 of the Loan Agreement, Borrower agrees to pay on demand all costs and expenses incurred by Agent and the Requisite Lenders, or their respective Affiliates, in connection with the preparation, negotiation, and execution of this Waiver and the other Loan Documents executed pursuant hereto and any and all amendments, modifications, and supplements thereto, including, without limitation, reasonable internal and external attorneys’ fees and expenses, and all costs and expenses incurred by Agent and the Requisite Lenders, or their respective Affiliates in connection with the enforcement or preservation of any rights under the Loan Agreement, as amended hereby, or any other Loan Documents, including, without, limitation, reasonable internal and external attorneys’ fees and expenses.

5.4     Severability. Any provision of this Waiver held by a court of competent jurisdiction to be invalid or unenforceable shall not impair or invalidate the remainder of this Waiver and the effect thereof shall be confined to the provision so held to be invalid or unenforceable.

5.5     Successors and Assigns. This Waiver is binding upon and shall inure to the benefit of Agent, the Requisite Lenders, and Borrower and their respective successors and assigns; provided, that Borrower may not assign or transfer any of its rights or obligations hereunder without the prior written consent of Agent.

[Harvest] Limited Waiver and Consent (Unsecured Notes)

5.6     Counterparts; Electronic Signatures. This Waiver may be executed in one or more counterparts, each of which when so executed shall be deemed to be an original, but all of which when taken together shall constitute one and the same instrument. This Waiver may be executed by portable document format (.pdf), facsimile transmission, or other electronic means, which facsimile or other electronic signatures shall be considered original executed counterparts for purposes of this Section 5.6, and each party to this Waiver agrees that it will be bound by its own facsimile or other electronic signature and that it accepts the facsimile or other electronic signature of each other party to this Waiver.

5.7     Effect of Waiver. No consent or waiver, express or implied, by Agent or any Lender to or for any breach of or deviation from any covenant or condition by Borrower shall be deemed a consent to or waiver of any other breach of the same or any other covenant, condition or duty.

5.8     Headings. The headings, captions, and arrangements used in this Waiver are for convenience only and shall not affect the interpretation of this Waiver.

5.9     Applicable Law. THIS WAIVER AND ALL OTHER LOAN DOCUMENTS, PURSUANT TO NEW YORK GENERAL OBLIGATIONS LAW SECTION 5-1401, SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT GIVING EFFECT TO ITS CHOICE OF LAW PROVISIONS THAT WOULD RESULT IN THE APPLICATION OF THE LAWS OF A DIFFERENT JURISDICTION.

5.10     Final Agreement. THIS WAIVER AND THE OTHER LOAN DOCUMENTS REPRESENT THE ENTIRE EXPRESSION OF THE PARTIES WITH RESPECT TO THE SUBJECT MATTER HEREOF ON THE DATE THIS WAIVER IS EXECUTED. THIS WAIVER AND THE OTHER LOAN DOCUMENTS MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES. NO MODIFICATION, RESCISSION, WAIVER, RELEASE OR AMENDMENT OF ANY PROVISION OF THIS WAIVER SHALL BE MADE, EXCEPT BY A WRITTEN AGREEMENT SIGNED BY borrower, AGENT, AND THE REQUISITE LENDERS (AS APPLICABLE).

[Harvest] Limited Waiver and Consent (Unsecured Notes)

5.11     Release by Borrower. FOR AND IN CONSIDERATION OF AGENT’S AND EACH REQUIRED LENDER’S  AGREEMENTS CONTAINED HEREIN, BORROWER, TOGETHER WITH ITS PARENTS, DIVISIONS, SUBSIDIARIES, MEMBERS, MANAGERS, PARTICIPANTS, PREDECESSORS, SUCCESSORS AND ASSIGNS, AND ITS CURRENT AND FORMER DIRECTORS, OFFICERS, MEMBERS, MANAGERS, PARTNERS, AGENTS AND EMPLOYEES, IN EACH CASE SOLELY IN SUCH CAPACITY WITH RESPECT TO BORROWER, AND ITS PREDECESSORS, SUCCESSORS, HEIRS AND ASSIGNS (INDIVIDUALLY AND COLLECTIVELY, “RELEASORS”) HEREBY VOLUNTARILY AND KNOWINGLY RELEASES AND FOREVER WAIVES AND DISCHARGES  AGENT AND EACH REQUIRED LENDER AND THEIR RESPECTIVE PARENTS, DIVISIONS, SUBSIDIARIES, AFFILIATES, MEMBERS, MANAGERS, PARTICIPANTS, PREDECESSORS, SUCCESSORS AND ASSIGNS, AND EACH OF ITS CURRENT AND FORMER DIRECTORS, OFFICERS, SHAREHOLDERS, MEMBERS, MANAGERS, PARTNERS, AGENTS AND EMPLOYEES, AND EACH OF THEIR RESPECTIVE PREDECESSORS, SUCCESSORS, HEIRS AND ASSIGNS (INDIVIDUALLY AND COLLECTIVELY, THE “RELEASED PARTIES”) FROM ALL POSSIBLE CLAIMS, COUNTERCLAIMS, DEMANDS, ACTIONS, CAUSES OF ACTION, DAMAGES, COSTS, EXPENSES AND LIABILITIES WHATSOEVER, WHETHER KNOWN OR UNKNOWN, AT LAW OR IN EQUITY, THAT THE RELEASORS EVER HAD OR HAVE NOW AGAINST THE RELEASED PARTIES RELATING TO ANY ACTION, INACTION, OR EVENTS OCCURRING ON OR BEFORE THE DATE THIS WAIVER IS EXECUTED AND RELATING TO THE LOAN AGREEMENT, IRRESPECTIVE OF WHETHER ANY SUCH CLAIMS ARISE OUT OF CONTRACT, TORT, VIOLATION OF LAW OR REGULATIONS OR OTHERWISE, INCLUDING WITHOUT LIMITATION ARISING  DIRECTLY OR INDIRECTLY FROM ANY OF THE LOAN DOCUMENTS, THE EXERCISE OF ANY RIGHTS AND REMEDIES UNDER ANY OF THE LOAN DOCUMENTS AND/OR NEGOTIATION FOR AND EXECUTION OF THIS  WAIVER , INCLUDING, WITHOUT LIMITATION, ANY CONTRACTING FOR, CHARGING, TAKING, RESERVING, COLLECTING OR RECEIVING INTEREST IN EXCESS OF THE HIGHEST LAWFUL RATE APPLICABLE.

[Remainder of page intentionally blank; signature page follows.]

[Harvest] Limited Waiver and Consent (Unsecured Notes)

IN WITNESS WHEREOF, this Waiver has been executed as of the date first written above.

BORROWER:

HARVEST CAPITAL CREDIT CORPORATION,
a Delaware corporation

By:
Name:	Richard P. Buckanavage
Title:	Chief Executive Officer and President

HCAP EQUITY HOLDINGS, LLC,
a Delaware limited liability company

By:
Name:	Richard P. Buckanavage
Title:	Chief Executive Officer and President

[Signature Page to Limited Waiver and Consent]

AGENT:

PACIFIC WESTERN BANK
(successor-by-merger to CapitalSource Bank), a California state-chartered bank

By:
Name:
Title:

REQUISITE LENDERS:

PACIFIC WESTERN BANK
(successor-by-merger to CapitalSource Bank), a California state-chartered bank, as a Lender

By:
Name:
Title:

CITY NATIONAL BANK,
as a Lender

By:
Name:
Title:

[Signature Page to Limited Waiver and Consent]